CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated November 17, 1995, on the financial statements and financial highlights of Evergreen Limited Market Fund, Inc. included in the 1995 Annual Report to Shareholders, in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A No. 2- 81494) dated November 30, 1995 of Evergreen Domestic Growth Funds.




                                                         /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
November 30, 1995